Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Media Relations	CarolAnn Hibbard, 508.661.2264, news@ameresco.com
	Investor Relations	Suzanne Messere, 508.598.3044, ir@ameresco.com
Ameresco Reports Third Quarter 2014 Financial Results
•Third quarter revenues of $168.9 million
•Third quarter net income of $7.3 million
•Third quarter net income per diluted share of $0.16

FRAMINGHAM, MA - November 6, 2014 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended September 30, 2014. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. The prepared remarks contain supplemental information, including non-GAAP financial metrics, and have been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

“Ameresco delivered solid results and a third quarter in a row of positive trends,” stated George P. Sakellaris, President and Chief Executive Officer of Ameresco. “Revenues and net income for the quarter were in line with expectations, contracted backlog increased 9% year-over-year; and revenue from other service offerings increased 14% year-over-year. We remain encouraged by the gradual improvements experienced year-to-date.”

Revenues for the third quarter of 2014 were $168.9 million, compared to $161.6 million in 2013, or an increase of 4.5%. Third quarter 2014 operating income was $9.2 million, compared to $7.6 million in 2013. Third quarter 2014 adjusted EBITDA, a non-GAAP financial measure, was $15.8 million, compared to $13.6 million in 2013. Third quarter 2014 net income was $7.3 million, compared to $4.5 million in 2013. Third quarter 2014 net income per basic and diluted share was $0.16, compared to $0.10 in 2013.

For the year-to-date ended September 30, 2014, revenues were $412.2 million, compared to $398.0 million in 2013, or an increase of 3.6%. Year-to-date 2014 operating income was $6.2 million, compared to $3.6 million in 2013. Year-to-date 2014 adjusted EBITDA was $25.3 million, compared to $21.2 million in 2013. Year-to-date 2014 net income was $1.7 million, compared to $0.8 million in 2013. Year-to-date 2014 net income per basic and diluted share was $0.04, compared to $0.02 in 2013.

Additional Third Quarter 2014 Operating Highlights:

•	Project revenues were $115.2 million for the third quarter of 2014, which was up slightly year-over-year.

•	Revenues from other service offerings was $53.7 million for the third quarter of 2014, an increase of 14% year-over-year.

•	Total construction backlog was $1.44 billion as of September 30, 2014 and consisted of:

•
$400.6 million of fully-contracted backlog of signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next 12-24 months, on average; and

•	$1,037.1 million of awarded projects representing projects in development for which we do not have signed contracts.

FY 2014 Guidance
Based upon year-to-date performance and expectations for the fourth quarter of 2014, Ameresco is narrowing our revenue guidance range and reaffirming our net income guidance range for the fiscal year ending December 31, 2014. We now expect to earn revenues in the range of $570 million to $600 million in 2014 and continue to expect net income in the range of $8 million to $14 million. Our guidance assumptions for the fourth quarter of 2014 are as follows: project revenues from contracted backlog in the range of $108 million to $123 million; project revenues from awarded projects and proposals in the range of $5 million to $15 million; the remainder of revenues from all other service offerings; gross margin in the range of 18-20%; a $2 million increase in our current operating expense quarterly run rate due to acquisitions and acquisition expenses; and an income tax benefit of $3.5 million assuming the mid-point of our guidance.

Webcast Reminder
Ameresco will hold its earnings conference call today, November 6, at 8:30 a.m. ET to discuss third quarter 2014 results, business outlook and strategy, to be followed by questions and answers. Participants may access it by dialing domestically 877.359.9508 or internationally 224.357.2393. The passcode is 24597762. Participants are advised to dial into the call at least ten minutes prior to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com. If you are unable to listen to the live call, an archived webcast will be available on the Company’s website for one year.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA and adjusted free cash flow, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled "Exhibit A: Non-GAAP Financial Measures". For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures in the accompanying tables.

Prior Period Financial Results
Certain prior period cash flow information included in the accompanying tables has been revised from amounts previously reported to reflect a change in the manner that we present the amounts to be paid by various Federal Government agencies for work performed and earned by us under specific energy savings performance contracts on the consolidated statements of cash flows.  We previously classified the advances from the investors in these projects as operating cash flows; however, we concluded during the fourth quarter of 2013 that these advances would be better classified as financing cash flows. The use of the cash received under these arrangements to pay project costs continues to be classified as operating cash flows. For more information, see the prepared remarks posted to the “Investor Relations” section of the

Company’s website and furnished with the Company’s Current Report on Form 8-K dated November 6, 2014.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for facilities throughout North America. Ameresco’s services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco provides local expertise through its 69 offices in 34 states, five Canadian provinces and the United Kingdom. Ameresco has more than 1000 employees. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the U.S. Securities and Exchange Commission on March 17, 2014. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,486	$17,171
Restricted cash	13,542	15,497
Accounts receivable, net	92,728	82,008
Accounts receivable retainage	14,378	21,019
Costs and estimated earnings in excess of billings	53,318	71,204
Inventory, net	9,050	10,257
Prepaid expenses and other current assets	12,932	14,177
Income tax receivable	7,516	3,971
Deferred income taxes	6,224	4,843
Project development costs	11,565	9,686
Total current assets	244,739	249,833
Federal ESPC receivable	65,335	44,297
Property and equipment, net	7,855	8,699
Project assets, net	216,326	210,744
Deferred financing fees, net	4,594	5,320
Goodwill	61,116	53,074
Intangible assets, net	13,014	10,253
Other assets	21,386	22,440
Total assets	$634,365	$604,660
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$13,623	$12,974
Accounts payable	79,787	88,733
Accrued expenses and other current liabilities	23,501	11,947
Billings in excess of cost and estimated earnings	18,968	16,933
Income taxes payable	—	615
Total current liabilities	135,879	131,202
Long-term debt, less current portion	108,449	103,222
Federal ESPC liabilities	64,833	44,297
Deferred income taxes	15,267	11,318
Deferred grant income	8,980	8,163
Other liabilities	19,760	29,652
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at September 30, 2014 and December 31, 2013	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 28,349,792 shares issued and outstanding at September 30, 2014, 27,869,317 shares issued and outstanding at December 31, 2013	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at September 30, 2014 and December 31, 2013	2	2
Additional paid-in capital	108,625	102,587
Retained earnings	172,823	171,094
Accumulated other comprehensive (loss) income, net	(257)	3,112
Non-controlling interest	1	8
Total stockholders’ equity	281,197	276,806
Total liabilities and stockholders’ equity	$634,365	$604,660

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$168,891	$161,648	$412,180	$398,037
Cost of revenues	133,867	131,585	331,666	323,072
Gross profit	35,024	30,063	80,514	74,965
Selling, general and administrative expenses	25,800	22,482	74,293	71,375
Operating income	9,224	7,581	6,221	3,590
Other expenses, net	2,465	1,588	4,993	2,502
Income before (benefit) provision for income taxes	6,759	5,993	1,228	1,088
Income tax (benefit) provision	(532)	1,448	(501)	248
Net income	$7,291	$4,545	$1,729	$840
Net income per share attributable to common shareholders:
Basic	$0.16	$0.10	$0.04	$0.02
Diluted	$0.16	$0.10	$0.04	$0.02
Weighted average common shares outstanding:
Basic	46,315,968	45,621,552	46,098,158	45,472,517
Diluted	46,987,522	46,605,360	46,636,529	46,390,468

OTHER NON-GAAP DISCLOSURES
Adjusted EBITDA:
Operating income	$9,224	$7,581	$6,221	$3,590
Depreciation and amortization of intangible assets	5,938	5,227	16,923	15,505
Stock-based compensation	683	789	2,108	2,125
Adjusted EBITDA	$15,845	$13,597	$25,252	$21,220
Adjusted EBITDA margin	9.4%	8.4%	6.1%	5.3%
Adjusted free cash flow:
Cash flows from operating activities	$(18,027)	$(6,366)	$(12,093)	$(45,313)
Less: purchases of property and equipment	(358)	(791)	(1,553)	(2,331)
Plus: proceeds from federal ESPC projects	18,910	8,017	32,886	21,383
Adjusted free cash flow	$525	$860	$19,240	$(26,261)

			September 30,
			2014	2013
Construction backlog:
Awarded(1)			$1,037,150	$1,041,682
Fully-contracted			400,594	366,023
Total construction backlog			$1,437,744	$1,407,705

(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
		(Revised)
Cash flows from operating activities:
Net income	$1,729	$840
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation of project assets	11,162	9,782
Depreciation of property and equipment	2,495	2,466
Amortization of deferred financing fees	1,086	851
Amortization of intangible assets	3,266	3,257
Provision for bad debts	1,253	509
Unrealized gain on interest rate swaps	(983)	(1,378)
Gain on sale of assets	—	(632)
Stock-based compensation expense	2,108	2,125
Deferred income taxes	3,343	(3,554)
Excess tax benefits from stock-based compensation arrangements	(2,496)	(418)
Changes in operating assets and liabilities:
Restricted cash	(182)	(1,182)
Accounts receivable	(11,282)	4,749
Accounts receivable retainage	6,392	(1,610)
Federal ESPC receivable	(33,388)	(24,318)
Inventory	1,172	754
Costs and estimated earnings in excess of billings	17,768	(1,421)
Prepaid expenses and other current assets	1,266	(595)
Project development costs	(812)	(2,843)
Other assets	(3,676)	(2,598)
Accounts payable, accrued expenses and other current liabilities	(3,754)	(25,354)
Billings in excess of cost and estimated earnings	1,403	(6,704)
Other liabilities	(5,815)	2,378
Income taxes payable	(4,148)	(417)
Cash flows from operating activities	(12,093)	(45,313)
Cash flows from investing activities:
Purchases of property and equipment	(1,553)	(2,331)
Purchases of project assets	(16,530)	(35,755)
Grant awards received on project assets	3,727	1,580
Proceeds from sale of assets	—	3,510
Acquisitions, net of cash received	(13,903)	(9,945)
Cash flows from investing activities	(28,259)	(42,941)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	2,496	418
Payments of financing fees	(368)	(505)
Proceeds from exercises of options	1,435	1,676
Proceeds from senior secured credit facility	20,000	18,000
Proceeds from long-term debt financing	—	9,434
Proceeds from Federal ESPC projects	32,886	21,383
Non-controlling interest	(7)	31
Restricted cash	2,758	1,270
Payments on long-term debt	(13,881)	(8,385)
Cash flows from financing activities	45,319	43,322
Effect of exchange rate changes on cash	1,348	374
Net increase (decrease) in cash and cash equivalents	6,315	(44,558)
Cash and cash equivalents, beginning of period	17,171	63,348
Cash and cash equivalents, end of period	$23,486	$18,790

Exhibit A: Non-GAAP Financial Measures

We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure in the tables above.

We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, impairment of goodwill and stock-based compensation expense. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, impairment of goodwill and stock-based compensation expense.

Our management uses adjusted EBITDA: as a measure of operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Adjusted Free Cash Flow
We define adjusted free cash flow as cash flows from operating activities, less purchases of property and equipment, plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted free cash flow as a measure of operating performance because it captures all sources of cash associated with our revenue generated by operations.